Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS ADDS TO SURGICAL TABLE OFFERING AND INTERNATIONAL

PRESENCE WITH ACQUISITION OF FH SURGICAL SAS

Mentor, Ohio (March 24, 2005) – STERIS Corporation (NYSE:STE) today announced that it has completed the acquisition of FH Surgical SAS, a privately-held manufacturer of surgical tables with approximately 40 employees and manufacturing facilities in Orléans, France. The business offers a variety of surgical tables targeted at different hospital needs and sold primarily in Europe. The acquisition will be integrated into STERIS’s Healthcare segment.

Under the terms of the transaction, STERIS acquired FH Surgical for 8.8 million euros (approximately $11.6 million) in cash and assumed liabilities. For the year ending March 31, 2005, FH Surgical is expected to have revenues of 8.1 million euros (approximately $10.7 million). The transaction is anticipated to be neutral to earnings in fiscal 2006 and add approximately $0.05 in diluted earnings per share in fiscal 2007.

STERIS is a leading provider of surgical and critical care products, including operating room tables and surgical lighting systems. The acquisition will strengthen STERIS’s product portfolio by adding a new technology platform in surgical tables for North America. In addition, it will extend STERIS’s channel into Europe for surgical and critical care products.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

STERIS Corporation

News Announcement

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications, or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results or value, (d) the potential of international unrest or effects of fluctuations in foreign currencies of countries where the Company does a sizeable amount of business, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, and (f) the ability of the Company to successfully integrate and realize the anticipated benefits of the acquired business. (end)